Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Retrophin, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-227182, 333-202861, and 333-198648) and Form S-8 (Nos. 333-232857, 333-224848, 333-218582, 333-213599, 333-206510 and 333-200224) of Retrophin, Inc. and its subsidiaries’ (the “Company”) of our reports dated February 24, 2020, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

BDO USA, LLP
San Diego, California

February 24, 2020